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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): MARCH 1, 1999

                        METRO INFORMATION SERVICES, INC.
             (Exact name of registrant as specified in its charter)

        VIRGINIA                     000-22035                  54-1112301
(State of incorporation)       (Commission File No.)        (I.R.S. Employer
                                                          Identification Number)

POST OFFICE BOX 8888, VIRGINIA BEACH, VIRGINIA                    23450
(Address of principal executive office)                         (Zip Code)

                                 (757) 486-1900
              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OF ASSETS

         (a) Pursuant to the terms of an Asset Purchase Agreement, dated as of March 1, 1999 (the "Agreement"), by and among Solution Technologies, Inc., a Pennsylvania corporation ("STI" or the "Seller"), Larry A. Putt ("Larry") and John F. Jurasits, Jr. ("Jack"), each an adult individual residing in Camp Hill, Pennsylvania, that certain Irrevocable Trust made on November 4, 1998, between Larry Allen Putt and Evelyn Jean Putt, for the benefit of Elizabeth Jane Notarfrancesco, the co-trustees being James L. Putt and Evelyn Jean Putt (the "Notarfrancesco Trust"), that certain Irrevocable Trust made on November 4, 1998, between Larry Allen Putt and Evelyn Jean Putt for the benefit of Lauri Ann Putt, the co-trustees being James L. Putt and Evelyn Jean Putt (the "Putt Trust"), that certain irrevocable Trust made on November 4, 1998, between John
F. Jurasits, Jr. and Deborah R. Jurasits for the benefit of Cory J. Jurasits, the trustee being John F. Jurasits, Sr. (the "C. Jurasits Trust"), and that certain Irrevocable Trust made on November 4, 1998, between John F. Jurasits, Jr. and Deborah R. Jurasits for the benefit of Dana M. Jurasits, the trustee being John F. Jurasits, Sr. (the "D. Jurasits Trust") (collectively the "Owners" and sometimes individually the ("Owner"), and Metro Information Services of Pennsylvania, Inc., a Virginia corporation (the "Buyer") and Metro Information Services, Inc., a Virginia corporation ("Metro"), the Buyer acquired the Seller's business and substantially all of the assets used therein for a purchase price of $24,046,000 plus or minus a consultant adjustment, a net worth adjustment and an earnout to be calculated after closing. The consultant adjustment will be based on the number of consultants employed by the Buyer on March 8, 1999. The net worth adjustment will be the amount by which the closing book value of the Seller is greater than or less than $2,500,000. At closing the Buyer paid the Seller $20,976,000 in cash and another $2,770,000 will be held and distributed pursuant to an escrow agreement. The $300,000 balance of the purchase price due at closing was paid by the delivery of a negotiable promissory note made payable to the order of the Seller, bearing interest at 5% per annum, due and payable within three days after the date the preliminary closing balance sheet is delivered to Metro, but in no case later than March 31, 1999. The period for which the earnout amount shall be calculated is the twelve-month period commencing on March 1, 1999 and ending February 29, 2000, and will be based on the earnings of the Buyer before interest, income taxes and amortization of goodwill for that time period. The earnout is payable within ten days from the date on which the Buyer receives an accepted earnout report from the Seller.

         The purchase price was determined by arms-length negotiation of the parties and was financed through borrowings from the Company's line of credit. At the time of the acquisition, there was no material relationship between the Seller (including its officers, directors and shareholders) and the Buyer or Metro or any of Metro's affiliates, or any director or officer of Metro, or any associate of any such director or officer of Metro.

         (b) At the time of the acquisition, the Seller operated an information technology consulting services and personnel staffing business with its principal office located in Camp Hill, Pennsylvania, and branch offices located in Altoona and Pittsburgh, Pennsylvania, Hagerstown, Maryland, Lenexa, Kansas and Charlotte, North Carolina. The Buyer intends to continue to engage in the same business in substantially the same manner.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7 (a) will be filed by Amendment within 60 days after the date this report on Form 8-K is required to be filed.

         (b) Pursuant to the instructions to Item 7 of Form 8-K, the pro forma financial information required by Item 7 (b) will be filed by Amendment within 60 days after the date this report on Form 8-K is required to be filed.

         (c)      Exhibits required by Item 601 of Regulation S-K:

                  (i)  2   Asset Purchase Agreement, dated as of March 1,
                           1999, by and among Solution Technologies, Inc. and Larry A. Putt, John F. Jurasits, Jr., Notarfrancesco
                           Trust, Putt Trust, C. Jurasits Trust and D. Jurasits
                           Trust and Metro Information Services of Pennsylvania,
                           Inc. and Metro Information Services, Inc.*

                  (ii) 99 Press release of Metro Information Services, Inc., dated March 2, 1999.

         * Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to this Asset Purchase Agreement have been omitted. These exhibits and schedules will be filed supplementally with the Securities and Exchange Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                Metro Information Services, Inc.

Date Signed:  MARCH 10, 1999                    By /s/ Robert J. Eveleigh
                                                   -----------------------------
                                                        Robert J. Eveleigh
                                                    PRINCIPAL FINANCIAL OFFICER